Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607-7506

June 6, 2018

Syneos Health, Inc.

3201 Beehleaf Court, Suite 600

Raleigh, North Carolina 27604

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by Syneos Health, Inc., a Delaware corporation, with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 5,230,000 shares of the registrant’s Class A common stock, $0.01 par value per share, to be issued pursuant to the registrant’s 2018 Equity Incentive Plan (the “Equity Plan”) (the “Equity Plan Shares”), and 2,500,000 shares of the registrant’s Class A common stock, $0.01 par value per share, to be issued pursuant to the registrant’s 2016 Employee Stock Purchase Plan (as amended and restated) (collectively with the Equity Plan, the “Plans”) (collectively, with the Equity Plan Shares, the “Shares”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. As the registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the Plans.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the Plans, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ WYRICK ROBBINS YATES & PONTON LLP